EXHIBIT 23.2



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                                  Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated March 25, 2009 which is included in the Annual Report on Form 10-K for the year ended December 31, 2008 of Whispering Oaks International, Inc. (dba Biocurex) in the Company's Registration Statement on Form S-8 pertaining to the "Non-Qualified Stock Option Plan" and "Stock Bonus Plan".


/s/ "MANNING ELLIOTT LLP"


CHARTERED ACCOUNTANTS

Vancouver, Canada

April 21, 2009



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